EXHIBIT 5.1
                            General Electric Company
                              3135 Easton Turnpike
                               Fairfield, CT 06431



                                November 20, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   1,000,000 Shares of Common Stock,
      $.16 par value per share, of General Electric Company

Ladies and Gentlemen:

                  I am Corporate Counsel to General Electric Company, a New York corporation (the "Company"), and, in such capacity, I am familiar with the proceedings to date in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (Registration No. 333-65781) (as the same may be subsequently amended, the "Registration Statement"), which became effective on October 16, 1998, and the Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement (the "Post-Effective Amendment") relating to the registration of 1,000,000 shares of Common Stock, $.16 par value per share, of the Company (the "Shares"), which may be offered and sold under the Marquette Medical Systems, Inc. Profit-Sharing and 401(k) Plan (as amended and restated, the "Plan").

                  Based on the foregoing, I am of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of New York.

                  2. If the Company shall issue authorized and unissued shares of its Common Stock pursuant to the Plan, such Shares will be legally issued, fully paid and non-assessable when (i) the P-ost-Effective Amendment shall have become effective under the Securities Act and (ii) a certificate or certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company, including any of its wholly-owned subsidiaries, of the consideration (not less than the par value thereof) provided in the Plan.

                  The foregoing opinions are limited to the federal laws of the United States of America and the Business Corporation Law of the State of New York. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Shares.

                  I hereby consent to the filing of this opinion as an Exhibit to the Post-Effective Amendment and to all references to my name included in or made a part of the Post-Effective Amendment.

                                                Very truly yours,



                                                Robert E. Healing